UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Share Repurchase Authorization

On December 19, 2006, PSS World Medical Inc. (“the Company”) issued a press release in which the Company announced that the Board of Directors authorized the purchase of up to 5% of its total outstanding common shares. Depending on current market conditions and other factors, the Company is authorized to repurchase up to a maximum of 5% of its total common stock, or approximately 3.4 million common shares, in the open market, privately negotiated transactions, and other transactions that will be disclosed publicly through filings with the Securities and Exchange Commission (SEC).

A copy of this press release is filed with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Revised Earnings Guidance for Fiscal Year 2007

On December 19, 2006, PSS World Medical Inc. (“the Company”) issued a press release in which the Company lowered its fiscal year 2007 financial guidance, citing lower-than-expected sales of influenza vaccine due to a significant oversupply of vaccine in the market and a mild influenza season. The Company now expects to earn $0.69 to $0.71 per diluted share in fiscal 2007. The Company will conduct an investor conference call to discuss the information in this press release on Wednesday, December 20, 2006, at 8:30 a.m. Eastern Standard Time. A webcast of this call will be available on the Company’s website for 30 days.

A copy of this press release is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description
99.1	Press Release dated December 19, 2006 with respect to the Registrant’s share repurchase authorization.
99.2	Press release dated December 19, 2006 with respect to the Registrant’s revised financial guidance for fiscal year 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2006

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson_______________

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated December 19, 2006 with respect to the Registrant’s share repurchase authorization.
99.2	Press release dated December 19, 2006 with respect to the Registrant’s revised financial guidance for fiscal year 2007.